SUN BANCORP, INC.
                    		      ANNUAL MEETING OF SHAREHOLDERS
                          					    APRIL 22, 1999

                 			      CERTIFICATE OF JUDGES OF ELECTION

 	We, Stephen G. Kaiser, Willard J. Bowen, Charles C. Snyder and Charles W. Groce (Alternate), Judges of Election at the Annual Meeting of Shareholders of SUN BANCORP, INC. held on April 22, 1999, hereby certify as follows:

  		a)	That we have reviewed the list of shareholders, proxies and other
			    relevant papers and records in connection with the aforesaid meeting:

  		b)	That there are, and were, at the close of business on March 4,	1999, the
       record date for the aforesaid meeting, 6,516,691 shares of the
       Corporation outstanding:

  		c)	That we have examined all of the proxies submitted to us with	respect to
       the aforesaid meeting:

  		d)	That there were present in person or by valid proxy, the holder of
		    	5,685,297 shares:

  		e)	That we have counted and tabulated all ballots submitted by the	aforesaid
       holders, in person or by proxy:

  		f)	That the vote for the election of five (5) directors to the Corporation whose terms end as indicated below is as follows:

David R. Dieck, 3 year term to expire in 2002

FOR 5,680,903		                       			AGAINST 4,394

Louis A. Eaton, 3 year term to expire in 2002

FOR 5,645,900		                       			AGAINST 39,397

Dr. Robert E. Funk, 3 year term to expire in 2002

FOR 5,681,852	                       				AGAINST 3,445

George F. Keller, 3 year term to expire in 2002

FOR 5,683,473	                       				AGAINST 1,824

Dennis J. Van, 3 year term to expire in 2002

FOR 5,681,860		                       			AGAINST 3,437



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   	g)	To ratify the appointment of Parente, Randolph, Orlando, Carey &
       Associates, Certified Public Accountants as the independent certified public accountants for SUN BANCORP, INC. for the year 1999.

FOR 5602,850             	  	AGAINST 19,363	             	ABSTAIN 63,083





                                  							Judges of Election

                           	             /s/ Stephen G. Kaiser
                                         ----------------------------
							                                  Stephen G. Kaiser

                           	             /s/ Willard J. Bowen
                                         ----------------------------
						                                  	Willard J. Bowen

                            	            /s/ Charles C. Snyder
                                         ----------------------------
                                  							Charles C. Snyder

                             	           /s/ Charles W. Groce
                                         ----------------------------
                                  							Charles W. Groce (Alternate)